Exhibit 10.2

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

SCIENTIFIC GAMES CORPORATION,
as Holdings,

SCIENTIFIC GAMES INTERNATIONAL, INC.,
as the Borrower,

and the Subsidiary Guarantors party hereto

in favor of

BANK OF AMERICA, N.A.,
as Collateral Agent

Dated as of October 18, 2013

7.4	Authority of Collateral Agent	19

SECTION 8.	MISCELLANEOUS	19
8.1	Amendments in Writing	19
8.2	Notices	19
8.3	No Waiver by Course of Conduct; Cumulative Remedies	19
8.4	Enforcement Expenses; Indemnification	20
8.5	Successors and Assigns	20
8.6	Set-Off	20
8.7	Counterparts	20
8.8	Severability	20
8.9	Section Headings	21
8.10	Integration	21
8.11	GOVERNING LAW	21
8.12	Submission To Jurisdiction; Waivers	21
8.13	Acknowledgements	22
8.14	Additional Guarantors and Grantors	22
8.15	Releases	22
8.16	WAIVER OF JURY TRIAL	23

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Legal Name and Jurisdictions of Organization
Schedule 5	Intellectual Property
Schedule 6	Commercial Tort Claims

ANNEXES

Annex I	Assumption Agreement
Annex II	Acknowledgement and Consent
Annex III	Appointment and Agreement
Annex IV	Global Intercompany Note

ii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 18, 2013, made by each of the signatories hereto, in favor of Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of October 18, 2013 (as amended, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Scientific Games International, Inc., a Delaware corporation (the “Borrower”), Scientific Games Corporation, a Delaware corporation (“Holdings”), the Lenders, Bank of America, N.A., as Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender, Bank of America, N.A., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Joint Lead Arrangers and Bank of America, N.A., Credit Suisse Securities (USA) LLC, UBS Securities LLC, J.P. Morgan Securities LLC (solely with respect to the Revolving Facilities), RBS Securities Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA and HSBC Securities (USA) Inc., as Joint Bookrunners.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor (as defined below);

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.  DEFINED TERMS

1.1          Definitions.  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: “Accession”, “Account”, “As-Extracted Collateral”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Document”, “Equipment”, “Farm Products”, “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Right”, “Securities Account”, “Securities Intermediary”, “Security” and “Uncertificated Security”.

(b)       The following terms shall have the following meanings:

“Agreement”:  this Guarantee and Collateral Agreement, as the same may be amended, waived, supplemented or otherwise modified from time to time.

“Borrower”:  as defined in the preamble hereto.

“Borrower Cash Management Obligations”:  has the meaning assigned to the term “Cash Management Obligations” in the Credit Agreement.

“Borrower Credit Agreement Obligations”:  the collective reference to the unpaid principal of and interest on the Loans (including, for the avoidance of doubt, any New Loans and any Extended Loans), the Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to the Administrative Agent, the Collateral Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Hedge Agreement Obligations”:  the collective reference to all obligations and liabilities of the Borrower and any other Loan Party (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or the applicable Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to any Lender or any Affiliate of any Lender (or any Lender or any Affiliate thereof at the time such Specified Hedge Agreement was entered into) (each, a “Hedge Provider”), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the relevant Lender or Affiliate thereof that are required to be paid by the Borrower or the applicable Loan Party, as the case may be, pursuant to the terms of any Specified Hedge Agreement) so long as, unless the Administrative Agent agrees otherwise, the relevant Hedge Provider executes and delivers to the Administrative Agent a letter agreement (a) in substantially the form of Annex III or (b) otherwise in form and substance reasonably acceptable to the Administrative Agent pursuant to which the relevant Hedge Provider (i) appoints the Administrative Agent as its agent under the applicable Specified Hedge Agreement and (ii) agrees to be bound by the provisions of Section 9.3, 9.7, 10.11 and 10.12 of the Credit Agreement.

“Borrower Obligations”:  the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations (other than Excluded Swap Obligations) and (iii) the Borrower Cash Management Obligations, but, as to clauses (ii) and (iii) hereof, only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto.

“Collateral”:  as defined in Section 3.1.

“Collateral Account”:  any collateral account established by the Collateral Agent as provided in Section 6.5.

“Copyright Licenses”:  with respect to any Grantor, all United States written license agreements, now or hereafter in effect, naming such Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell, and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”:  (i) with respect to any Grantor, all of such Grantor’s copyrights arising under the laws of the United States, whether as author, assignee or transferee, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, in each case, owned by such Grantor in its own name, including, without limitation, all registrations, recordings, supplemental registrations and pending applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Deposit Account”:  as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Collateral”:  as defined in Section 3.1.

“Grantors”:  the collective reference to each signatory hereto (other than the Collateral Agent) together with any other entity that may become a party hereto as provided in Section 8.14.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors that may become a party hereto as provided herein.

“Intellectual Property”:  with respect to any Grantor, the collective reference to such Grantor’s rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Collateral) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“Issuers”:  the collective reference to each issuer of a Pledged Security.

“New York UCC”:  the Uniform Commercial Code from time to time in effect in the State of New York.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations, provided that Obligations shall exclude any Excluded Swap Obligations.

“Patent License”:  with respect to any Grantor, all United States written license agreements, now or hereafter in effect,  providing for the grant by or to such Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, owned by a Grantor or that any Grantor otherwise has right to license, including, without limitation, any of the foregoing referred to in Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”:  with respect to any Grantor, all of such Grantor’s (i) letters patent of the United States,  including, without limitation, any of the foregoing referred to in Schedule 5, (ii) applications for letters patent of the United States, including, without limitation, registrations, recordings and pending applications in the United States Patent and Trademark Office, and all continuations, divisions, continuations-in-part or renewals thereof, and the inventions disclosed or claimed therein, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) rights to obtain any reissues or extensions of the foregoing, in each case, owned by such Grantor in its own name.

“Pledged Notes”:  (a) all promissory notes listed on Schedule 2, (b) all Intercompany Notes at any time issued to any Grantor in excess of $7,500,000 and all other promissory notes issued to or held by any Grantor in excess of $7,500,000 (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) and (c) the Global Intercompany Note in substantially the form of Annex IV.

“Pledged Securities”:  the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”:  the collective reference to (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect other than Excluded Collateral.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Securities Act”:  the Securities Act of 1933, as amended.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.8).

“Trademark License”:  with respect to any Grantor, all United States written license agreements, now or hereafter in effect, providing for the grant by or to such Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks”:  with respect to any Grantor, all of such Grantor’s (i) trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade dress, trade styles, service marks, logos and other source or business identifiers, designs and general intangibles of like nature, and all goodwill associated therewith or symbolized thereby, all registrations and recordings thereof, and all applications in connection therewith (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of said Act has been filed), whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, and all United States common-law rights related thereto owned by such Grantor in its own name, including, without limitation, any of the foregoing referred to in Schedule 5 and (ii) the right to obtain all renewals thereof.

“Unfunded Advances/Participations” : (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.2 of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender and (b) with respect to any Issuing Lender, the aggregate amount, if any, of any participations in respect of Reimbursement Obligations that shall not have been funded by any L/C Participant in accordance with Section 3.4 of the Credit Agreement.

1.2          Other Definitional Provisions.  (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)       Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.  GUARANTEE

2.1          Guarantee.

(a)       Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as a primary obligor and not merely as a surety, to the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent, and the other Secured Parties, the prompt and complete payment when due and performance by the Borrower (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)       Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)       Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, the Collateral Agent or any other Secured Party hereunder.

(d)       The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, provided that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.

(e)       No payment (other than payment in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due)) made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, provided that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.

2.2          Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Collateral Agent and the

other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent, the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3          No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent, the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent, the Collateral Agent and the other Secured Parties by the Borrower on account of the Borrower Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of such Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

2.4          Amendments, etc. with respect to the Borrower Obligations.  To the maximum extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent, the Collateral Agent or any other Secured Party may be rescinded by the Administrative Agent, the Collateral Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Collateral Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, or all Lenders, or all Lenders directly and adversely affected thereby, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5          Guarantee Absolute and Unconditional.  Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent, the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, with respect to the Loan Documents and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees, to the maximum extent permitted by applicable law, that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent, the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Collateral Agent or any other Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6          Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7          Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim at the Funding Office.

2.8          Keepwell.  Each Loan Party that is a Qualified ECP Guarantor at the time this Agreement or the grant of the security interest hereunder, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement and the other Loan Documents in respect of such Swap

Obligation (but, in each case, other than to the extent that such Loan Party is a primary obligor with respect to such Swap Obligation and only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 2.8 shall remain in full force and effect until the Obligations have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), but shall be subject to reinstatement on the same terms as those set forth in Section 2.6. Each Qualified ECP Guarantor intends this Section 2.8 to constitute, and this Section 2.8 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 3.  GRANT OF SECURITY INTEREST

3.1          Grant of Security Interests.  Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Obligations:

(a)       all Accounts;

(b)       all cash, Cash Equivalents and Deposit Accounts;

(c)       all Chattel Paper;

(d)       all Commercial Tort Claims described on Schedule 6 (as such schedule may be supplemented from time to time pursuant to Section 8.14(b));

(e)       all Documents;

(f)        all Equipment;

(g)       all Fixtures;

(h)       all General Intangibles, including contract rights;

(i)        all Instruments, including the Pledged Notes;

(j)        all Intellectual Property;

(k)       all Inventory;

(l)        all Investment Property;

(m)      all Letter-of-Credit Rights;

(n)       all other Goods;

(o)       all books and records pertaining to the Collateral; and

(p)       to the extent not otherwise included, all Proceeds and products of any of the Collateral and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, this Agreement shall not constitute a grant of a security interest in, and Collateral shall not include, (i) any leasehold interest in real property (and any Fixtures relating thereto) and any Fixtures relating to any owned real property to the extent that the Collateral Agent is not entitled to a security interest with respect to such owned real property under the terms of the Credit Agreement; (ii) motor vehicles and other assets subject to certificates of title; (iii) pledges and security interests prohibited by any Requirement of Law of a Governmental Authority; (iv) Capital Stock in any person other than wholly owned Restricted Subsidiaries to the extent (A) not permitted by the terms of such person’s organizational or joint venture documents or (B) that the grant of a security interest therein would require the consent of any Person who owns such Capital Stock (other than Holdings or any of its Affiliates) which consent has not been obtained; (v) assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of the operation of Section 956 of the IRS Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Borrower; (vi) any lease, license or other agreement, any asset embodying rights, priorities or privileges granted under such leases, licenses or agreements, or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate, breach or invalidate such lease, license or agreement or purchase money arrangement or create a right of acceleration, modification, termination or cancellation in favor of any other party thereto (other than any Grantor) after giving effect to the applicable anti-assignment provisions of the New York UCC other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC notwithstanding such prohibition; (vii) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof is excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (viii) in excess of 65% of the voting Capital Stock of (A) any Foreign Subsidiaries or (B) any Foreign Subsidiary Holding Company; (ix) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the New York UCC; and (x) “intent-to-use” trademark applications (the foregoing described in clauses (i) through (x) are, collectively, the “Excluded Collateral”).

3.2          Intercreditor Relations.  In the event of any conflict between the terms of any Other Intercreditor Agreement and this Agreement, the terms of such Other Intercreditor Agreement, as applicable, shall govern and control as among the Collateral Agent, on the one hand, and any other secured creditor (or agent therefor) party thereto, on the other hand.  In the event of any such conflict, each Grantor may act (or omit to act) in accordance with such Other Intercreditor Agreement, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Collateral Agent and the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower, each Guarantor and each Grantor hereby represents and warrants with respect to itself to each of the Administrative Agent, the Collateral Agent and each other Secured Party that:

4.1          Representations in Credit Agreement.  In the case of each Guarantor, the representations and warranties set forth in Sections 4.1, 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.21, 4.23 and 4.24 of the Credit Agreement to the extent they refer to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each of the Administrative Agent, the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2          Title; No Other Liens.  Except as otherwise permitted by Section 7.3 of the Credit Agreement, such Grantor owns or has rights in each item of the Collateral free and clear of any and all Liens. Except as otherwise permitted under Section 7.3 of the Credit Agreement, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements that have been filed without the consent of the Grantor.

4.3          Perfected Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and/or duly executed form) will constitute valid, perfected and enforceable security interests (to the extent perfection is required hereby) in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Agents and the Lenders, as collateral security for such Grantor’s Obligations, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement.

4.4          Names; Jurisdiction of Organization.  On the date hereof, such Grantor’s full and correct legal name, jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 4.

4.5          Pledged Securities.  (a) On the date hereof, the shares of Pledged Stock pledged by such Grantor hereunder:

(i)            with respect to the shares of Pledged Stock issued by the Borrower and any other Restricted Subsidiary, have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and

(ii)           constitute (A) in the case of shares of a Domestic Subsidiary (other than a Foreign Subsidiary Holding Company), all the issued and outstanding shares of all classes of the Capital Stock of each Issuer directly owned by such Grantor and (B) in the case of any Pledged Stock constituting Capital Stock of any class of any Foreign Subsidiary or Foreign Subsidiary Holding Company, 65% of the outstanding voting Capital Stock of such class and all the non-voting Capital Stock of such class of each relevant Issuer owned directly by such Grantor.

(b)       Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of any other Person, except the security interest created by this Agreement and Liens permitted by the Credit Agreement.

4.6          Intellectual Property.  (a) Schedule 5 lists all material Copyright registrations, material Copyright Licenses, material Trademark applications and registrations, material Trademark Licenses, material Patent applications and material Patents and material Patent Licenses of such Grantor on the date hereof.

(b)       On the date hereof, all material Intellectual Property of such Grantor, including, without limitation, the material Intellectual Property described on Schedule 5, is subsisting, valid, unexpired and enforceable, and has not been abandoned.

(c)       No outstanding holding, decision or judgment has been rendered by any Governmental Authority that would impair the validity of any Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect.

4.7          Commercial Tort Claims.  Schedule 6 sets forth a true and complete list, with respect to such Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $7,500,000, including a summary description of such claim.

SECTION 5.  COVENANTS

Each Guarantor and each Grantor covenants and agrees with the Administrative Agent, the Collateral Agent and the other Secured Parties that subject to Section 8.15(b), from and after the date of this Agreement until the Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated:

5.1          Covenants in Credit Agreement.  In the case of each Guarantor, to the extent applicable, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.

5.2          Investment Property.  (a) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.3(c) and 6.8 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.8 with respect to the Pledged Securities issued by it.

(b)       To the extent that any Pledged Security that is an Uncertificated Security becomes a Certificated Security, the applicable Grantor shall promptly deliver such certificates evidencing such Pledged Securities to the Collateral Agent together with stock powers or indorsements thereof reasonably satisfactory to the Collateral Agent.

5.3          Perfection Exclusions.  Notwithstanding anything to the contrary contained herein, no Grantor shall be required to take any actions in order to perfect the security interest granted to the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent and the Lenders (i) with respect to notices required to be sent to account debtors or other contractual third-parties prior to the occurrence and absent the continuance of an Event of Default, (ii) under the laws of any jurisdiction outside the United States, (iii) with respect to any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts, securities accounts or other bank accounts, but excluding Pledged Securities), other than any actions required pursuant to Section 6.5 below or (iv) with respect to Letter-of-Credit Rights and Commercial Tort Claims (except to the extent perfected through the filing of Uniform Commercial Code financing statements).

SECTION 6.  REMEDIAL PROVISIONS

6.1          [Reserved]

6.2          Communications with Grantors; Grantors Remain Liable.

(a)       Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(b)       Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent, the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent, the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3          Pledged Securities.  (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which (i) would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same or (ii) would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)       If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors (which notice shall not be required if an Event of Default under Section 8.1(f) of the Credit Agreement shall have occurred and be continuing), (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.6, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter during the continuance of such Event of Default exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or

Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent) except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above.

(c)       Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after an Event of Default has occurred and is continuing, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

6.4          Intellectual Property.

(i)            Solely for the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent such Grantor has the right to do so, subject to pre-existing rights and licenses, an irrevocable (during such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies), non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, license or sublicense any of the Intellectual Property constituting Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that such nonexclusive license does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein or would not be prohibited by any Requirement of Law of a Governmental Authority.  The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

(ii)           Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.5 of the Credit Agreement that limit the rights of the Grantors to dispose of their property, notwithstanding the foregoing but subject to the Collateral Agent’s exercise of its rights and remedies under Section 6, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantors.  In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the respective Grantor (through the Borrower), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor (through the Borrower) shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property).  Further, upon the payment in full in cash of all of the Obligations (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due) and cancellation or termination of all Commitments and Letters of Credit (that are not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) or earlier expiration of this Agreement or release of the Collateral, the Collateral Agent shall grant back to the Grantors the license granted pursuant to clause (i) immediately above.  The exercise of rights and remedies under Section 6 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this clause (ii).

6.5          Proceeds to be Turned Over To Collateral Agent.  If an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at the request of the Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in Section 6.6.

6.6          Application of Proceeds.  If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at any time at the Collateral Agent’s election, subject to the terms of any Other Intercreditor Agreement, the Collateral Agent may apply all or any part of Proceeds constituting Collateral and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations, and shall make any such application in the following order:

First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;

Second, to the Collateral Agent, for application by it towards payment in full of all Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent and any Issuing Lender pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

Third, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to each of them; and

Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full (other than contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, shall be paid over to the Borrower or to whomsoever shall be lawfully entitled to receive the same.

6.7          Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of itself, the Administrative Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity.  Without limiting the generality of the foregoing, to the maximum extent permitted under applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise required by the Credit Agreement) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, to the maximum extent permitted under applicable law unless otherwise provided in the Credit Agreement), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent, the Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in any Grantor, which rights or equities are hereby waived and released.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.7, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 6.6, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.8          Sale of Pledged Stock.  (a) The Collateral Agent is authorized, in connection with any sale of any Pledged Stock pursuant to Section 6.7, to deliver or otherwise disclose to any prospective purchaser of the Pledged Stock: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Pledged Stock.

(b)       Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

6.9          Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 7.  THE COLLATERAL AGENT

7.1          Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)       Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (provided that anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property owned by such Grantor in its own name, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 6.7 or 6.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;  (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;  (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;  (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (7) subject to pre-existing rights and licenses, assign any Copyright, Patent or Trademark of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine; and (8) subject to pre-existing rights and licenses, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s reasonable expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)                     If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may give such Grantor written notice of such failure to perform or comply and if such Grantor fails to perform or comply within five (5) Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Collateral Agent hereunder could result prior to the end of such five-Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                      Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2                               Duty of Collateral Agent.  To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  None of the Administrative Agent, the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, the Collateral Agent or any other Secured Party to exercise any such powers.  The Administrative Agent, the Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

7.3                               Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Collateral Agent at any time and from time to time to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral (including fixture filings, if any, and amendments) without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or any similar phrase in any such financing statements.  Each Grantor agrees to provide such information as the Collateral Agent may reasonably request necessary to enable the Collateral Agent to make any such filings promptly following any such request.  Notwithstanding anything herein or in any other Loan Document to the contrary, the delivery of control agreements with respect to any Deposit Accounts, Securities Accounts and Commodities Accounts shall not be required.

7.4                               Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent, the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.  MISCELLANEOUS

8.1                               Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2                               Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or at such other address pursuant to notice given in accordance with Section 10.2 of the Credit Agreement.

8.3                               No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent, the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                               Enforcement Expenses; Indemnification.  (a) Each Guarantor agrees to pay, and to save the Administrative Agent, the Collateral Agent and the other Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(b)                     The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5                               Successors and Assigns.  Subject to Section 8.15, this Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except as permitted under the Credit Agreement.

8.6                               Set-Off.  Each Grantor hereby irrevocably authorizes the Administrative Agent, the Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to the extent permitted by applicable law, upon any amount becoming due and payable by each Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods and whether or not the Administrative Agent, the Collateral Agent or any other Secured Party has made any demand therefor) to set-off and appropriate and apply against such amount (or any part thereof) any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Collateral Agent or such other Secured Party to or for the credit or the account of such Grantor.  Each of the Administrative Agent, the Collateral Agent and each other Secured Party shall notify such Grantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent, the Collateral Agent and each other Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Collateral Agent or such other Secured Party may have.

8.7                               Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (e.g., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                               Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                        Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.

8.11                        GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.12                        Submission To Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)                     submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents and any Letter of Credit to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 8.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;

(b)                     consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)                     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)                      waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages (provided that such waiver shall not limit the indemnification obligations of the Grantors to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5 of the Credit Agreement).

8.13                        Acknowledgements.  Each Grantor hereby acknowledges that:

(a)                     it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                     neither the Administrative Agent, the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                      no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Collateral Agent and the Lenders or among the Grantors and the Administrative Agent, the Collateral Agent and the Lenders.

8.14                        Additional Guarantors and Grantors.  (a) Each Restricted Subsidiary of Holdings that is required to become a party to this Agreement pursuant to Section 6.8 of the Credit Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex I hereto.

(b)                     The Grantors shall deliver to the Collateral Agent, concurrently with the delivery of financial statements pursuant to Sections 6.1(a) or 6.1(b) of the Credit Agreement, supplements to Schedule 2 and Schedule 6 to this Agreement, in each case as necessary to reflect changes thereto arising after the date hereof, unless otherwise specified herein.  Such supplements shall become part of this Agreement as of the date of delivery to the Collateral Agent.

8.15                        Releases.

(a)                     Pursuant to Section 10.15 of the Credit Agreement or at such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due) shall have been paid in full, the Commitments shall have been terminated and no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall promptly deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)                     Pursuant to Section 10.15 of the Credit Agreement or if any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lien granted under this Agreement on such Collateral shall be automatically released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral, including, for the avoidance of doubt, notices of termination of the assignment and other related documents with respect to any Property for which an assignment has been made pursuant to any of the Loan Documents which is being sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement.  A Guarantor shall be automatically released from its obligations hereunder (i) in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, (ii) upon the designation of such Guarantor as an Unrestricted Subsidiary as permitted under the Credit Agreement or (iii) upon such Guarantor becoming an Excluded Subsidiary in accordance with the terms of the Credit Agreement, and the Collateral Agent, at the request and sole expense of the Borrower, shall promptly execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable to evidence the release of such obligations.  All releases or other documents delivered by the Collateral Agent pursuant to this Section 8.15(b) shall be without recourse to, or warranty by, the Collateral Agent.

(c)                      Liens on Collateral created hereunder shall be released and obligations of Guarantors and Grantors hereunder shall terminate as set forth in Section 10.15 of the Credit Agreement.

8.16                        WAIVER OF JURY TRIAL.  EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A.
as Collateral Agent

By:	/s/ Ronaldo Naval
Name:	Ronaldo Naval
Title:	Vice President

SCIENTIFIC GAMES INTERNATIONAL, INC.,
as Grantor

By	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Vice President, General Counsel and Secretary

SCIENTIFIC GAMES CORPORATION,
as Grantor and Guarantor

By	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Vice President–Worldwide Legal Affairs and Corporate Secretary

SCIENTIFIC GAMES PRODUCTS, INC., SCIPLAY INC.,
SG GAMING NORTH AMERICA, INC.,
each as Grantor and Guarantor

By:	/s/ Jack B. Sarno
	Name:	Jack B. Sarno
	Title:	Vice President and Secretary

MDI ENTERTAINMENT, LLC, by Scientific Games International, Inc. as its sole member, SCIENTIFIC GAMES NEW JERSEY, LLC, by Scientific Games International, Inc. as its sole member, each as Grantor and Guarantor

By:	/s/ Jack B. Sarno
	Name:	Jack B. Sarno
	Title:	Vice President, General Counsel and Secretary

SCIENTIFIC GAMES SA, INC.,
WMS INDUSTRIES INC.,
WMS GAMING INC.,
LENC-SMITH INC.,
WILLIAMS ELECTRONICS GAMES, INC.,
WMS FINANCE INC.,
WMS INTERNATIONAL HOLDINGS INC.,
each as Grantor and Guarantor

By:	/s/ Jack B. Sarno
	Name:	Jack B. Sarno
	Title:	General Counsel and Secretary

LENC SOFTWARE HOLDINGS LLC,
WILLIAMS INTERACTIVE LLC,
PHANTOM EFX, LLC,
each as Grantor and Guarantor

By:	/s/ Jack B. Sarno
	Name:	Jack B. Sarno
	Title:	Manager

Annex I to
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                       , 20   , made by                                                           (the “Additional Grantor”), in favor of Bank of America, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, Scientific Games International, Inc., a Delaware corporation (the “Borrower”), Scientific Games Corporation, a Delaware corporation (“Holdings”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”), Administrative Agent, Issuing Lender and Swingline Lender, Bank of America, N.A., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Joint Lead Arrangers and Bank of America, N.A., Credit Suisse Securities (USA) LLC, UBS Securities LLC, J.P. Morgan Securities LLC (solely with respect to the Revolving Facilities), RBS Securities Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA and HSBC Securities (USA) Inc., as Joint Bookrunners have entered into that certain Credit Agreement, dated as of October 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of October 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent and the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants, to the extent applicable and with respect to itself, that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.  GOVERNING LAW.  THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR],
as Grantor and Guarantor

By:
Name:
Title:

2

Annex I-A to
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Annex II to
Guarantee and Collateral Agreement

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of October 18, 2013 (the “Agreement”), made by the Grantors parties thereto for the benefit of Bank of America, N.A., as Collateral Agent.  The undersigned agrees for the benefit of the Administrative Agent, the Collateral Agent and the Lenders as follows:

1.                                      The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.                                      The terms of Sections 6.3(c) and 6.8 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.8 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex III to
Guarantee and Collateral Agreement

[  ], 20[  ]

Bank of America, N.A.,

as Administrative Agent
One Bryant Park
New York, New York 10036

Re:  Appointment and Agreement

Ladies and Gentlemen:

Reference is made to that certain (i) Credit Agreement, dated as of October 18, 2013 (as it may be amended, waived, supplemented or otherwise modified, the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement or the Guarantee and Collateral Agreement (as defined below) and used herein shall have the meanings given to them in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable), among

Scientific Games International, Inc., a Delaware corporation (the “Borrower”), Scientific Games Corporation, a Delaware corporation (“Holdings”), the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent (in such capacity, the “Collateral Agent”), Issuing Lender and Swingline Lender and (ii) Guarantee and Collateral Agreement (as it may be amended, supplemented or otherwise modified, the “Guarantee and Collateral Agreement”), among Holdings, the Company, the Subsidiary Guarantors from time to time party thereto, and the Collateral Agent.

Borrower hereby designates [ ](1) as a Specified Hedge Agreement.

[Hedge Provider] hereby:

(i) acknowledges that it has received a copy of the Credit Agreement, the Guarantee and Collateral Agreement and any Other Intercreditor Agreement;

(ii) acknowledges that, pursuant to the Credit Agreement, the Guarantee and Collateral Agreement and any Other Intercreditor Agreement, it has no right to enforce directly against the Collateral or to direct the Administrative Agent, the Collateral Agent or any other Secured Party with respect thereto;

(iii) appoints the Administrative Agent as its agent under the Specified Hedge Agreement for purposes of dealing with the Collateral and the proceeds thereof; and

(iv) agrees to be bound by, and that the Administrative Agent and the Collateral Agent shall, in their dealings with [Hedge Provider] in their capacity as such, have the benefit of the provisions of Sections 9.3, 9.7, 10.11, and 10.12 of the Credit Agreement, which are hereby incorporated by reference herein mutatis mutandis.

(1)                             Insert description of Specified Hedge Agreement.

Sincerely,

[Hedge Provider]

SCIENTIFIC GAMES INTERNATIONAL, INC., as Borrower

By:
Name:
Title:

Acknowledged and Agreed:
BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

2

Annex IV to

Guarantee and Collateral Agreement

GLOBAL INTERCOMPANY NOTE

New York, New York

For value received, each of the undersigned listed on the signature pages hereto as a Payor, to the extent a borrower from time to time from any Payee (each, a “Payor”), hereby promises to pay on demand to the order of such other entity listed on the signature pages hereto as a Payee or its assigns (each, a “Payee”), in lawful money of the United States of America (or such other currency as agreed to by any Payor and Payee) in immediately available funds, at such location as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

Reference is made herein to the Credit Agreement dated as of October 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Scientific Games International, Inc., a Delaware corporation (the “Borrower”), Scientific Games Corporation, a Delaware corporation (“Holdings”), the several banks and other financial institutions or entities from time to time parties thereto, as lenders, Bank of America, N.A., as Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender, and the other agents, arrangers and bookrunners party thereto (capitalized terms used in this Note but not defined having the meanings assigned to such terms in the Credit Agreement).   To the extent the Payee is the Borrower or any other Loan Party, this Note shall be pledged to the Collateral Agent, for the benefit of the Secured Parties, by the Payee pursuant to the Guarantee and Collateral Agreement.  If this Note is so pledged, each Payor hereby acknowledges and agrees that the Collateral Agent may exercise all rights provided therein, in accordance with such terms, with respect to this Note.

Each Payee is hereby authorized (but shall not be required) to record all loans and advances, to the extent not otherwise documented, made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Notwithstanding anything in this Note to the contrary, the indebtedness evidenced by this Note owed to a Restricted Subsidiary that is not a Loan Party as Payee by Holdings, the Borrower or any other Loan Party as Payor (a “Subordinated Payor”) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth in clauses (i) and (ii) below and in accordance with the terms of the Credit Agreement, to all Obligations of such Subordinated Payor under the Credit Agreement and the other Loan Documents, including, without limitation, under such Subordinated Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i)                                     In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Subordinated Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of each Subordinated Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before such Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent indemnification obligations, obligations in respect to Specified Hedge Agreements or Cash Management Obligations), any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Subordinated Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness.

(ii)                                If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by such Payee in violation of clause (i) before all Senior Indebtedness shall have been paid in full in cash (other than contingent indemnification obligations, obligations in respect to Specified Hedge Agreements or Cash Management Obligations), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Subordinated Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder.  Each Payee that is a Restricted Subsidiary that is not a Loan Party and each Subordinated Payor hereby agree that the subordination of this Note is for the benefit of the Lenders, the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Collateral Agent may, on behalf of the Lenders, proceed to enforce the subordination provisions herein.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between any Payor and any Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest, if any, on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

2

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[signature page to follow]

3

SCIENTIFIC GAMES INTERNATIONAL, INC., as Payee and Payor

By:
Name:
Title:

SCIENTIFIC GAMES CORPORATION, as Payee and Payor

By:
Name:
Title:

[ADDITIONAL SUBSIDIARIES OF PARENT], as Payee and Payor

By:
Name:
Title:

4